EXHIBIT 99.1
     SOUTHPORT, CONNECTICUT 06890 U.S.A.
          FOR IMMEDIATE RELEASE
STURM, RUGER & COMPANY, INC. REPORTS THIRD QUARTER 2007 RESULTS AND FILES
QUARTERLY REPORT ON FORM 10-Q
     SOUTHPORT, CONNECTICUT, October 24, 2007 — Sturm, Ruger & Company, Inc. (NYSE-RGR) today filed its Quarterly Report on Form 10-Q for the third quarter of 2007 and a letter to Ruger shareholders on Form 8-K, which have been posted and are available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate/. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release. However, investors are urged to read the complete Form 10-Q and the letter to Ruger shareholders to ensure that they have adequate information to make informed investment judgments.
About Sturm, Ruger
     Sturm, Ruger was founded in 1949. The Company’s business segments are engaged in the manufacture of the world famous RUGER® brand of sporting and law enforcement firearms and steel investment castings. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.
Condensed Balance Sheets (Unaudited)
(Dollars in thousands, except share data)

	September 30,	December 31,
	2007	2006
Assets

Current Assets
Cash and cash equivalents	$2,706	$7,316
Short-term investments	60,857	22,026
Trade receivables, net	15,066	18,007

Gross inventories	60,469	87,477
Less LIFO reserve	(45,106)	(57,555)
Less excess and obsolescence reserve	(3,882)	(5,516)

Net inventories	11,481	24,406

Deferred income taxes	5,903	8,347
Prepaid expenses and other current assets	1,666	1,683

Total current assets	97,679	81,785

Property, plant and equipment	125,266	128,042
Less allowances for depreciation	(103,248)	(105,081)

Net property, plant and equipment	22,018	22,961

Deferred income taxes	1,369	3,630
Other assets	4,101	8,690

Total Assets	$125,167	$117,066

STURM, RUGER & COMPANY, INC.

	September 30,	December 31,
	2007	2006
Liabilities and Stockholders’ Equity

Current Liabilities Trade accounts payable and accrued expenses	$4,912	$6,342
Product liability	1,249	904
Employee compensation and benefits	4,847	6,416
Workers’ compensation	6,000	6,547
Income taxes payable	858	1,054

Total current liabilities	17,866	21,263

Accrued pension liability	5,798	7,640
Product liability accrual	774	837
Contingent liabilities – Note 8	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1: Authorized shares - 40,000,000; issued and outstanding 22,798,732 and 22,638,700	22,799	22,639
Additional paid-in capital	1,626	2,615
Retained earnings	87,079	74,505
Accumulated other comprehensive loss	(10,775)	(12,433)

Total Stockholders’ Equity	100,729	87,326

Total Liabilities and Stockholders’ Equity	$125,167	$117,066

STURM, RUGER & COMPANY, INC.
Condensed Statements of Operations (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Net firearms sales	$29,298	$34,378	$112,535	$104,425
Net castings sales	2,565	7,234	9,892	19,890

Total net sales	31,863	41,612	122,427	124,315

Cost of products sold	26,268	35,413	88,140	99,588

Gross profit	5,595	6,199	34,287	24,727

Expenses:
Selling	3,853	3,275	10,747	11,110
General and administrative	2,675	2,587	10,510	9,206
Pension plan curtailment charge	1,143	—	1,143	—
Impairment of assets	489	—	489	—

	8,160	5,862	22,889	20,316

Operating profit (loss)	(2,565)	337	11,398	4,411

Gain on sale of non-manufacturing assets (Notes 9 and 11)	—	—	7,085	—
Other income-net	823	1,261	1,798	1,974

Total other income	823	1,261	8,883	1,974

Income (loss) before income taxes	(1,742)	1,598	20,281	6,385

Income taxes (benefit)	(1,125)	641	7,707	2,560

Net income (loss)	$(617)	$957	$12,574	$3,825

Earnings (loss) per share
Basic	$(0.03)	$0.04	$0.55	$0.14

Diluted	$(0.03)	$0.04	$0.55	$0.14

Average shares outstanding
Basic	22,759	26,679	22,686	26,832

Diluted	22,759	26,684	23,030	26,835

STURM, RUGER & COMPANY, INC.
Condensed Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30,
	2007	2006

Operating Activities
Net income	$12,574	$3,825
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	3,126	3,515
Slow moving inventory valuation adjustment	(1,590)	—
Asset impairment charge	489	—
Pension plan curtailment charge	1,143	—
Stock option expense	297	64
Gain on sale of assets	(7,141)	(998)
Deferred income taxes	4,705	111
Changes in operating assets and liabilities:
Trade receivables	2,941	(5,966)
Inventories	14,515	8,146
Trade accounts payable and other liabilities	(3,546)	1,089
Product liability	282	(339)
Prepaid expenses and other assets	(1,665)	1,959
Income taxes	(196)	(5)

Cash provided by operating activities	25,934	11,401

Investing Activities
Property, plant and equipment additions	(3,128)	(2,417)
Proceeds from the sale of assets	12,542	1,829
Purchases of short-term investments	(49,832)	(87,064)
Proceeds from maturities of short-term investments	11,000	104,017

Cash provided by (used for) investing activities	(29,418)	16,365

Financing Activities
Payments of employee withholding tax for cashless exercise of stock options	(1,126)	—
Repurchase and retirement of common stock	—	(25,205)

Cash (used for) financing activities	(1,126)	(25,205)

Increase (decrease) in cash and cash equivalents	(4,610)	2,561

Cash and cash equivalents at beginning of period	7,316	4,057

Cash and cash equivalents at end of period	$2,706	$6,618